Contact:	KEMET Corporation: Gregory C. Thompson Executive Vice President and Chief Financial Officer GregThompson@KEMET.com

KEMET and Yageo Complete Merger

FORT LAUDERDALE, Fla., June 15, 2020 -- KEMET Corporation (“KEMET”) (NYSE: KEM) today announced the completion of the acquisition of KEMET by Yageo Corporation (“Yageo”) (TAIEX: 2327). In accordance with the terms of the merger agreement, Yageo has acquired all of the outstanding shares of KEMET’s common stock for US $27.20 per share in an all-cash transaction with an equity value of approximately US $1.6 billion. As a result of the transaction, KEMET is now a wholly-owned subsidiary of Yageo, and KEMET’s common stock is no longer listed on any public market.

Established in 1919 and headquartered in Fort Lauderdale, Florida, KEMET is a leading global supplier of high-end electronic components with a global footprint that includes 21 manufacturing facilities and approximately 12,500 employees located in 21 countries in the Americas, Asia and Europe. KEMET’s main products include tantalum capacitors, ceramic capacitors, magnetic, sensors and actuators, and film and electrolytic capacitors. KEMET’s products serve a number of applications, such as advanced automotive electronics, industrial applications, aerospace, medical, as well as smartphones, cloud/networking equipment, wireless communications, alternative energy and 5G technology. Holding more than 1,600 patents and trademarks worldwide, KEMET has established a leading position for its products via its advanced R&D and technical staff and design-in capabilities.

Together with KEMET, Yageo will be well positioned as a one-stop provider of passive electronic components, including a leading portfolio of polymer, tantalum, ceramic, film and electrolytic capacitors, chip resistors, circuit protection as well as magnetics, sensors and actuators, all addressing a full range of end market segments. The combined company will have an enhanced global footprint and be better able to partner with long-standing, blue chip customers worldwide through a combined 42 manufacturing plants and 14 dedicated R&D centers.

William M. Lowe, Jr., Chief Executive Officer of KEMET, said, “The closing of this transaction is the culmination of an extensive process by the KEMET board in an effort to enhance value for KEMET’s stockholders. KEMET as part of the Yageo family will be well positioned to continue as a leading global provider of passive electronic components.”

Advisors

Citi served as financial advisor to Yageo, and Simpson Thacher & Bartlett LLP and Tsar & Tsai Law Firm in Taiwan served as legal advisors. Goldman Sachs & Co. LLC served as financial advisor to KEMET and Skadden, Arps, Slate, Meagher & Flom LLP and LCS & Partners Law Firm in Taiwan served as legal advisors.

About KEMET

KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators and electromagnetic compatibility solutions. KEMET operates manufacturing facilities, sales and distribution centers around the world. Additional information about KEMET can be found at http://www.KEMET.com.

Cautionary Statement on Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the merger between KEMET and Yageo, including financial estimates and statements as to the completion and effects of the merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the merger; (ii) the effect of any lawsuits against KEMET and its directors relating to the merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; (iii) the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic or (iv) possible disruptions from the merger that could harm KEMET’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.